U.S. Securities and Exchange Commission
        Washington, D.C. 20549

        Form SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        STRATEGIC PARTNERS, INC..
        (Name of small business issuer in its charter)

        Wyoming (state of Incorporation)
        -- (Primary Standard Industrial Classification Code Number) 77-0494696 (IRS Employer ID No.)

        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Address and telephone number of registrant's principal executive offices and principal place of business)

        Frank J. Weinstock
        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Name, address and telephone number of agent for service)

        Copies to:

        David Lilly
        Lance Kerr Law Office
        8833 Sunset Blvd. Suite 200
        West Hollywood, Calif. 90069
        310-289-4947

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering [ ]

   If delivery of the prospectus is expected to be made pursuant tp Rule 434, please check the following box [ ]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

   Calculation of Registration Fee


                                                      Proposed
                                      Proposed        Maximum
Title of Each Class                   Maximum         Aggregate  Amount of
of Securities to be   Amount to be    Offering Price  Offering   Registration
Registered(1)         Registered (1)  Per Unit(1)     Price(2)   Fee
--------------------------------------------------------------------------
Units (1)             300              $ 2,000       $600,000   $167.00

--------------------------------------------------------------------------
(1) A Unit consists of 1,000 shares of common stock, par value $0.001.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.


                                  ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

PROSPECTUS

STRATEGIC PARTNERS, INC.

300 Units consisting of 1,000 shares of Common Stock each at the rate of $ 2,000 per unit.

Strategic Partners, Inc. (the "Company") is a recently formed, development-stage company without significant assets or business. It was formed to engage in the business of providing consulting services to companies with respect to finance, mergers, acquisitions, raising capital in the public markets and marketing on the internet.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

THESE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK. SEE "RISK FACTORS" ON PAGE 3.

ADDITIONAL INFORMATION

  Registration Statement. The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement may be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.

The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the SEC website is http://www.sec.gov. Go to Edgar Archives and search under the Registrant name or CIK number (1100313).

Reports to Shareholders. The Company will file reports with the Securities and Exchange Commission and intends to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

   Until --------- (90 days after the effective date of the registrations statement) all U.S. Dealers effecting transactions in the registered securities may be required to deliver a prospectus.

Table of Contents

Summary of Offering . . . . . . . . . . . . . . . . . . . . . . 2

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .  3

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 4

Directors and Officers . . . . . . . . . . . . . . . . . . . .  5

Description of Business . . . . . . . . . . . . . . . . . . . . 9

Executive Compensation . . . . . . . . . . . . . . . . . . . . 13

Financial Statements . . . . . . . . . . . . . . .  F-1 to F - 11

Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . 15















   Item 3.   Summary Information and Risk Factors

SUMMARY OF THE OFFERING.

        Strategic Partners, Inc. was incorporated in 1998 for the purpose of engaging in investment banking and providing financial consulting services to businesses and individuals. Since incorporation the efforts of the officers and directors have been to engage in research as to how best to market the services of the Company in the financial services industry and to raise money to open offices and conduct business.

OFFERING OF UNITS

The Company is offering 300 units at $2,000 per unit up to a maximum of $600,000. Each Unit consists of 1,000 shares of common stock. Proceeds of said offering are usable immediately upon receipt by the Company. The Company may pay a commission on sale of the units to licensed broker-dealers of up to 10% of the amount sold. This offering is not underwritten by any brokerage firm. The Company's officers and directors will engage in marketing the stock to the public. No commission will be paid to any Company officer or director for their efforts in marketing the stock. The offering will be on a best efforts basis. There is no minimum that may be sold. The maximum that may be sold is 300 units.

THE COMPANY

    The Company is a Wyoming corporation named Strategic Partners, Inc. It's offices are located at 3525 Sunset Lane, Oxnard, California.
The telephone is 805- 984-0821.

    The Company was organized to assist private companies in gaining access to capital resources. The Company will provide broad range consulting services to private companies on a comprehensive basis to insure their success. The Company plans to use money from this offering for organizational and operational costs.

RISK FACTORS:


AN INVESTMENT IN THE COMPANY'S SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE CONSIDERED BY THOSE PERSONS WHO ARE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ANALYZING THIS OFFERING, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS TOGETHER WITH THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.


   (1) Limited Operating History and Limited Revenues. The Company is a newly formed company and has no operating history and no revenues from operations. There can be no assurance that operations will be profitable.

   (2) No Guarantee. Although the management of the Company has extensive experience in public companies there is no guarantee they will be able to attract customers to allow future operations of the Company.

   (3) No Proof of the Company's Ability to Manage Profitably. There can be no assurance that the Company can manage its business in such a way as to render the Company profitable.

   (4) Dependence Upon Key Personnel and Affiliates. The possible success of the Company is highly dependent upon the personal efforts and abilities of its directors, officers and employees.

   (5) Competition. At present there are other companies searching for clients to provide financial services. There is no assurance the Company will be able to compete with these other companies.

   (6) Facilities. The Company is presently operating from leased office space with equipment provided by the principal shareholder, Frank J. Weinstock.

   (7)  Conflicts of Interest.   The Company is unaware of any potential or
real conflicts of interest involving officers, directors, or principals of the Company. However, to the extent that such individuals engage in other activities that may be presented, there may be opportunities for certain conflicts of interest and for diverting opportunities to other companies, entities or persons which they are or may be associated or have an interest rather than the Company. Such potential conflicts of interest include among other things time, effort and corporate opportunity involved in their participation in other business transactions.

   (8) Need for Additional Financing. The Company will use the proceeds of the offering for working capital.

   (9) Dilution. This offering involves a dilution of net tangible book value to the existing shareholders. Prior to the offering the net tangible book value of the Company's shares is $ (0.042) as shown on the audited balance sheet attached hereto. As a result of the offering the net tangible value of the shares is increased to $ 0.608 per share. This represents a dilution factor of 70% of the amount invested by persons who purchase subject to this offering.

   (10) Determination of Offering Price. The initial offering price of the Units has been arbitrarily determined by the Company.

   (11) No Trading Market. At present there is no market for the Company's shares and there is no assurance one will develop in the future.

   (12) Dividends. The Company has not paid cash dividends on its Common Stock and for the foreseeable future, the Company does not anticipate that it will pay cash dividends on its Common Stock.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH
HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES
OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS
SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY
BE PURCHASED BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL
LOSS OF THEIR INVESTMENT IN THE COMPANY.


Item 4.   Use of Proceeds.

     The use of proceeds will be disbursed for organizational and marketing efforts. The Company reserves the right to expend funds as received.


   GENERAL & ADMINISTRATIVE
   (Per Annum)

   Legal                                        $    50,000

   Administrative Assistant & Secretarial            48,000

   Marketing & Travel Expense                        60,000

   Facilitate Strategic Alliance Group               21,000

   Design & Printing                                 12,500

   Office Leasehold                                  54,000

   Misc. Supplies                                    25,600

   Shareholder Releases - Mail                        6,750

   General Mail - Incl. Courier Services              6,000

   Phones/Fax/Internet                               25,000

   Public/Investor Relations                         87,650

   Office Equipment; lease/purchase                  50,000

   Financial Conferences/Seminars                    25,000

   Advertising & Brochures                           22,500

   Website Design and Hosting                        40,000

   Accounting                                         6,000

                                                 __________

                                               $    540,000
   Item 5.   Determination of Offering Price.

    The offering price of the units has been arbitrarily determined by the Company


   Item 6.   Dilution.

    This offering involves a dilution of net tangible book value to the existing shareholders. Prior to the offering the net tangible book value of the Company's shares is $ (0.042) as shown on the audited balance sheet attached hereto. As a result of the offering the net tangible value of the shares is increased to $ 0.608 per share. This represents a dilution factor of 70% of the amount invested by persons who purchase subject to this offering.



   Item 7.   Selling Security Holders. There are no selling security holders.

   Item 8.   Plan of Distribution.

      The Company plans to distribute the shares by contacting broker-dealers and offering the securities on the Company website. If offered on the website the announcement will be limited to information of a general nature. The offer will be made via the prospectus which may be transmitted by email or sent by mail in printed form or by email. No Company has been engaged as an underwriter. If officers and directors of the Company are involved in the offering of the securities to the public no commission will be paid to such persons for such efforts.



   Item 9.   Legal Proceedings.

         There are no legal proceedings pending against the Company.

  Item 10.  Directors, Executive Officers, Promoters and Control Persons

The following persons are the officers and directors of the Company:

   Frank J. Weinstock, Director, President and Chief Executive Officer

        Frank J. Weinstock is the founder of Strategic Partners, Inc.
Mr. Weinstock serves as President and Chief Executive Officer of the Company since founded in Sept.,1998. From 1989 to 1998 Mr. Weinstock worked as an independent analyst and consultant providing corporate structuring, reorganizations, mergers/acquisitions and other sophisticated services including financial development. Mr. Weinstock's forte has been exclusively centered around fast pace growth companies in corporate America. From 1982 to 1988 he served as Chief Financial Officer of Diversified Technology, Inc., an international company in the business of licensing intellectual property of advanced medical products, consisting of bio-compatible osteogenic polymers (BOP), exported from the Soviet Union to the western free world. From 1978 to 1982 he served as Chief Operating Officer of Western Gold'n Gas Company engaged in the business of developing natural gas fields by drilling company owned acreage in partnership with major national and international conglomerates. From 1974 to 1978 he was instrumental and responsible for the development and promotional activities of Greenwich Pharmaceutical, a public company, pka, Strategic Medical Research Corp.(SMRC) 1969 to 1990, President of J.J.Weinstock Agency, Inc. an independent insurance agency and large brokerage facility.

    It was during these formidable years that Mr. Weinstock successfully created, integrated and combined insurance with securities complimenting large estate planning services, much before the advent of "Universal Life". From 1962 to 1969 he specialized in Fire, Property & Casualty Insurance manuscripting forms for large commercial and industrial organizations. He also packaged and combined comprehensive personal lines insurance. During Mr. Weinstock's twenty-nine year tenure, he specialized in aviation (FBO'S), medical malpractice and tailoring unique disability coverages for high profile medical practitioners, while designing sophisticated estate planning techniques. Due to Mr. Weinstock's other business and financial interests in broadening his corporate horizons the insurance business was sold.

   Gerald Bench, Director and Chief Financial Officer.

   From 1996 to Present, President and Chief Executive Officer, BFT Holding Co., Inc. Subsidiary, Hadley Fruit Orchard's, Inc.a company engaged in operating airport and hotel gift shops. March 1995 to November 1996, Chief Operating Officer, Hadley Fruit Orchard's Inc., Cabazon, California. a specialty retail/direct mail marketer of food products. November, 1993 - March, 1995, Partner, InterCap Marine & Aviation Group InterCap Enterprises, Inc., Spring Lake, NJ. Intercap provided financial services, business evaluation, and merger and acquisition services.

   From June 1990-November 1993 Mr. Bench served as CEO/President of TDG Aerospace Inc., Pleasanton, California, an aerospace company which specialized in anti-icing systems for aircraft. From April 1989 to April 1990, Mr. Bench served as Manager of U.S. operations for Lermer GmbH, Wiesbaden Germany. From 1959 to 1989 Mr. Bench was Chairman and CEO of E&B Marine Inc. of Edison,
New Jersey engaged in selling government and industrial surplus. Mr. Bench is currently a director of Westerbeke Corp. of Avon, MA. a manufacturer of diesel and gasoline engines; TDG Aerospace, Inc.; Taylor Made Group, Inc.
the largest manufacturer of marine windshields, sanitation systems, air conditioners and boating accessories in the United States;Tech-Ops International, Inc. of Half Moon Bay, CA., a privately held aerospace company. Mr. Bench is also a member of the board of trustees of Allentown College of St. Francis deSales, located in Allentown, Penn. and a board member of Canyon Country Club in Palm Springs, Calif.

   GEORGE FENCL, Director

   Mr. Fencl is currently Secretary and Treasurer, J.T. Granatelli Lubricants, Inc. He has thirty five years experience as a business owner in retail stores, restaurant business and manufacturing. Since 1984 he has acted as an investor and consultant for various real estate ventures; high tech; corporations; and creative talent management companies.

   Mr. Fencl owned and operated one of the largest jewelry production companies on the west coast. He was one of the first owner/operators in the vending machine business on the west coast and developed an extremely strong and viable business.

   Mr. Fencl owns and manages extensive high end real estate properties, including vast commercial operations, both abroad and in the United States. He has extensive experience at the global level relative to franchise operations and license agreements. He also possesses a vast experience on Wall Street internationally with ownership of merchant banks, as well as an invaluable insight; with a blend of knowledge and experience resulting in tremendous success. A broad background and experience with major companies in corporate America, many of which are public entities further strengthening his relationships and accomplishments on Wall Street.

   Mr. Fencl is a long time automotive enthusiast with partners in auto racing teams; including part owner of Irwindale Raceway. He built custom street vehicles and has been a consultant to various specialty automotive manufacturers. Mr. Fencl was on the Board of Directors of Vector Car Company during the time it was owned directly by Lamborghini and was an advisor to Lamborghini Automotive. He retains ownership of the Lamborghini name.

   Mr. Fencl attended the Institute of Art, Northrop Institute of Technology, Mount San Antonio College (with emphasis in Business Law) and Azusa Pacific University (with emphasis in Business Management) and completed a two year tour in the United States Air Force.

   Trish R. Francis, Director and Secretary

     Ms. Francis has had an extensive business career after completing two years of college; studying a variety of business disciplines. Ms. Francis worked for prominent plastic surgeons, where she was responsible for general office management to include detailed deciphering and transcription of surgical records, enhancement of patient care and all financial responsibilities. She managed a construction company coordinating and implementing all facets, to include restructuring of the entire organization and operating strategies.

     After moving from Oklahoma to California in 1986, Ms. Francis managed the Claremont Dental Clinic, supervising a group of doctors and employees. Upon completion of an entire office reorganization, her responsibilities took on a sophisticated management position.

     During the last ten years, Ms. Francis advanced her professional career and talents in assuming a major role by undertaking vast responsibilities for an international financial consulting organization, to include executive administrative duties and becoming the liaison between that office and the financial community. Activities consisted of preparing legal documents for corporate reorganizations and mergers. Ms. Francis also synchronized activities between the various management, legal and accounting groups.



   Item 11.  Security Ownership of Certain Beneficial Owners and Management.

   PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock following the proposed organization, and as adjusted to reflect the sale of the Units offered hereby, by (i) each person who is known by the Company to own more than 5% of the Company's outstanding Common stock; (ii) each of the Company's directors, naming them; and (iii) officers and directors of the Company as a group.

Title of   Name and Address        Amount and Nature        Percent of
Class      of Beneficial Owner     of Beneficial Owner      Class

Common
Shares     Frank J. Weinstock      317,100  Shares(1)       56%
           3525 Sunset Lane
           Oxnard, CA 93035

           Trish R. Francis        22,800  Shares(2)         4%
           3525 Sunset Lane
           Oxnard, CA 93035


            David G. Lilly          55,000 Shares           10%
            8833 Sunset Blvd.
            Suite 200
            West Hollywood,
            Calif. 90069

Total number of shares
owned by officers
and directors:                      339,900  Shares           60%



Total number of shares
to be owned by officer
and directors when all
units are sold:                     339,900   Shares          39%

Total shares to be issued
and outstanding when all
units are sold:                      869,000    Shares         100%

   (1) Includes 1,600 shares owned by the children of Frank J. Weinstock.
   (2) Includes 1,800 shares owned by the children of Trish R. Francis.



   Item 12.  Description of Securities.

   Each Unit offered consists of 1,000 shares of common stock.

   The Company is authorized to issue 10,000,000 shares of Common Stock, $.001 par value of which 569,000 shares were issued and outstanding as of 10/31/99. Each share of Common Stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

   The holders of Common Stock (i) will have equal ratable rights to dividends from funds legally available thereof, when, as and if declared by the Board of Directors of the Company; (ii) will be entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) will not have preemptive or redemption provision applicable thereto.

  All shares of Common Stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights. At the completion of this offering, if all units are sold, affiliates, officers and/or directors of the Company will own approximately 47% of the then outstanding Common stock.


   Transfer Agent

        The Company will initially act as its own stock transfer agent.


   Reports to Stockholders

        The Company intends to furnish its stockholders with annual reports containing audited financial information.


   Item 13.  Interest of Named Experts and Counsel

        No counsel or experts have been hired to give opinions on any matters concerning this offering. The Lance Kerr Law Office has received 50,000 shares of common stock for their work in completing the registration process relating to these shares. These shares were issued and delivered prior to the filing of this registration statement. The Lance Kerr Law
Office will render an opinion regarding the shares being registered in this offering.

   Item 14. Disclosure of Commission Position of Indemnification for Securities Acts Liabilities.

      Section 17-16-851 of the Wyoming Statutes authorizes a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article V,
Section 1, of the Company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Act and permissible indemnification of officers and employees.


   Item 15.  Organization Within Last Five Years.

     Frank J. Weinstock may be considered a promoter of the Company. The Company has entered into a five year employment agreement at an annual compensation of $ 150,000 beginning November 1, 1999.


   Item 16.  Description of Business.

       Strategic Partners, Inc. was created to provide wide ranging financial services to successful private companies who are considering the public equity market as a means of enhancing their expansion and growth. The officers and directors of the Company have over 50 years experience in equity financing and the public stock markets. With the continuing consolidation of national brokerage organizations and investment banking institutions access to the equity markets is limited to only the largest multinational corporations. At the same time the meteoric rise in the internet as a trading and investment medium has changed the complexion of trading securities and investments forever.

    Small successful private companies which could utilize equity capital to produce and accelerate earnings are excluded from the major firms because of their size. Their relatively small capital requirements do not qualify them for traditional entry into the national equity markets. The recent surge in equity offerings by internet related companies has meant that many quality private companies are being ignored by the traditional investment banking organizations because they do not have a thriving business whose name ends in ".com". This exclusion from the nation's equity markets stifles the expansion and potential growth of many emerging companies who may have outstanding internal growth rates and profitability but are being eliminated because they are not engaged in e-commerce. Strategic Partners, Inc.
intends to show such companies the means by which they can access investment capital. The Company will provide professional advice to the principals of these companies as to the proper procedure for taking advantage of the potential benefits while avoiding the inherent risks of the equity marketplace.

        Strategic Partners, Inc. will establish a national network of broker-dealers, market makers, venture capitalists and investors interested in assisting well managed companies to access the equity markets and attain greater success. In addition the Company is developing skills in using the power of the internet as a way of communicating investment opportunities to millions of potential investors.

   This network will consist of representatives from regional brokerage houses and individual accredited investors who share the Company's belief that the equity marketplace can provide a significant benefit to emerging companies which have a successful history of operations but need additional capital to achieve their true potential. The Company will provide an interface between this network and the companies seeking access to the national equity markets. Many companies who could benefit from access to capital sources have no idea of how to gain acceptance or be effective once operating in the equity market place.

   Many companies are unaware of the new opportunities available every day for accessing investment capital by use of the internet. The Company was organized to provide businesses with competent and professional advice on the equity market place and assist those companies in benefitting from access to that resource. The Company intends to engage in the business of investment banking. This business will consist of services to clients for fees. The Company intends to provide services to clients who are planning on becoming public companies either through initial public offerings or mergers with existing public companies.

   The Company will develop relationships with ongoing financial organizations, in addition to marketing a unique concept on the internet and will charge fees for other services rendered. The Company intends to establish a Company website that will advertise the existence of the Company and the services it will provide. The Company has registered the domain name "strategic-partners-inc.com" for this purpose. The Company intends to solicit business through referrals by existing persons or entities known personally to the officers and directors of the Company.

   The Company will initially be at a competitive disadvantage as it is a new company and has no track record of providing such services to business clients. The directors of the Company have individually and collectively extensive years of operating history with an impressive track record of being success oriented in the financial marketplace. The expertise, skills and talents of these individuals will help to create a stronger and healthier Company during it's embryonic development stages. There are many firms engaged in the same business who are larger, more well established and who have a base of existing clients and referral sources. The Company intends to compete against these other businesses by offering high quality services at competitive prices.

       Client fees earned by the Company will be predicated upon performance. Providing capital resources to assist companies in obtaining funds by which to conduct business operations will be a primary function. In such cases, until the Company produces the desired result, it will be required to pay its operating overhead. The time to achieve such a revenue stream will vary. The Company expects to begin generating cash flow between three to nine months from the conclusion of this offering. The Company will use written agreements to contract for its services and will collect a portion of its fees in advance to alleviate collection problems. Initially, until a track record is established, it is likely that the Company will engage in selective activities involving only a few clients.

   The Company will use the experience of its officers and directors to screen prospective clients so that management's time will be devoted to those projects where there is a high likelihood of success. The Company has entered into a five year management contract with Frank J. Weinstock the President. This will help insure that the services of Mr. Weinstock will be available on a long term basis. The Company intends to build a strong and reputable organization employing proven professionals capable of servicing all components of the Company's business. It will be difficult to obtain the services of other professionals until the Company reaches the point of having sufficient income to offer competitive salaries and benefits to qualified persons.

     There is no governmental regulation of the investment banking industry and thus no governmental approvals are needed to engage in business. The services of the Company will initially be limited to advice and analysis of a client's position relative to its chances of success in the public market. The Company knows of no plans to regulate the dispensing of business advice to clients in the area of finance and structure of offerings to the public by its clients.

     During its initial stages the Company raised money from private investors for operations. The Company has engaged in extensive research in the last 18 months to assemble a business strategy enabling the Company to stay abreast of changes occurring in the public markets and assessing the impact of the internet on the securities business.

     There are no environmental laws that directly affect the business of the Company and thus the Company does not face any cost of compliance.

     The Company presently employs two persons on a full time basis, the President Frank J. Weinstock and the Secretary, Trish R. Francis. There are no other current employees.

     The Company plans to file reports with the SEC following the offering on Form 10-K for annual reports and Form 10-Q for quarterly reports. Copies of the annual report will be mailed to the shareholders.

Item 17.  Management's Discussion and Analysis of the Plan of Operation

     If the Company sells the maximum units that are being registered under the registration statement the Company will have sufficient cash to operate for the next 12 months. If less is sold the scale of operations will be scaled down accordingly. If additional funds are needed the Company may resort to soliciting funds from accredited investors. If the maximum units are sold the Company will lease offices and purchase adequate equipment to facilitate business operations. The budget for such an operation is set forth in the use of proceeds section of the prospectus. The Company will consider hiring additional professional assistance on an "as needed" basis. The Company will hire a speciality firm to design an appropriate website.

Item 18.  Description of Property.

          The Company does not own any material property. It leases its current office on a month to month basis from Valley N' Shores at the rate of $ 900 per month. The President, Mr. Weinstock owns office furniture, telephones, computers and fax and other related equipment which he allows the Company to use at no cost.

Item 19.  Certain Relationships and Related Transactions.

     Describe any transaction during past fiscal year or any proposed transaction that exceeds $ 60,000 with any officer, director, holder of 5% or more of stock, any family member of any of this group.

     Since inception the Company has issued 50,000 shares valued at $ 12,500 to the Lance Kerr Law Office for services and 6,000 shares valued at $ 1,500 to Trish R. Francis for services.

Item 20.  Market for Common Equity and Related Stockholder Matters.

          There is currently no trading market for the Company shares. The Company plans to apply for trading privileges in the near future.

Item 21.  Executive Compensation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the compensation earned by the Executive Officers which includes only the Chief Executive Officer.

                        SUMMARY COMPENSATION TABLE

                                                      Long Term
                                     1999 Annual      Compensation
                                     Compensation     Awards

                                                      Number of
                                                      Securities


                                                        Underlying
Name and Principal Position(s)       Salary     Bonus   Options

Frank J. Weinstock...................$75,000(1)   $  0       0
President, Chief Executive
Officer and Chairman of
the Board of Directors

(1) Mr. Weinstock's compensation was $ 75,000 for the ten months ended
    October 31, 1999. On November 1, 1999 Mr. Weinstock's compensation increased to $ 150,000 per year starting November 1, 1999 under a five year management contract.



Stock Options and Stock Appreciation Rights

   The Company has granted no options and has no plans for doing so in the near future. The Company has granted no stock appreciation rights has no plans for doing so in the near future.



Item 22.  Financial Statements.

          Audited Financial Statements for the Company are attached as Pages F-1 to F-11







































                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS

             October 31, 1999 and December 31, 1998



                               F-1




































                       C O N T E N T S


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . F 3

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . F 4

Statements of Operations . . . . . . . . . . . . . . . . . . . . . . F 5

Statements of Stockholders' Equity (Deficit) . . . . . . . . . . . . F 6

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . F 8

Notes to the Financial Statements. . . . . . . . . . . . . . . . . . F 9



                                F-2












































                INDEPENDENT AUDITORS' REPORT


      To the Board of Directors
      Strategic Partners, Inc.
      (A Development Stage Company)
      Oxnard, California


      We have audited the accompanying balance sheets of Strategic Partners, Inc. (a development stage company) as of October 31, 1999 and December 31, 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the ten months ended October 31, 1999 and from inception on September 25, 1998 through December 31, 1998 and October 31, 1999. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Partners, Inc. (a development stage company) as of October 31, 1999 and December 31, 1998 and the results of its operations and its cash flows for the ten months ended October 31, 1999 and from inception on September 25, 1998 through December 31, 1998 and October 31, 1999 in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no operating capital which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        /s/ Jones, Jensen & Company
      Jones, Jensen & Company
      Salt Lake City, Utah
      December 21, 1999


                                F-3








                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                         Balance Sheets


                                        October 31,    December 31,
                                          1999            1998

CURRENT ASSETS

 Cash                       $           14,024         $    910
                                        ------            -----
 Total Current Assets                   14,024              910
                                        ------            -----
  TOTAL ASSETS              $           14,024         $    910
                                        ======            =====

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

 Accounts payable           $          38,058          $      -
                                       ------             -----
  Total Current Liabilities            38,058                 -
                                       ------             -----
STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock, $0.001 par value;
 10,000,000 shares authorized;
 569,000 and 266,000 shares issued
 and outstanding, respectively            569              266
 Additional paid-in capital           559,297          265,200
 Deficit accumulated during
  the development stage              (583,900)        (264,556)
                                     ---------        ---------
    Total Stockholders'
    Equity (Deficit)                  (24,034)            910
                                     ---------        ---------
  TOTAL LIABILITIES AND
   STOCKHOLDERS'
   EQUITY (DEFICIT)            $       14,024      $      910
                                     ========         ========


The accompanying notes are an integral part of these financial statements.


                                 F-4











                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                    Statements of Operations


                                                From
                            For the             Inception on
                            Ten Months          September 25,
                            Ended               1998 Through
                            October 31,    December 31,     October 31,
                            1999               1998             1999

REVENUES            $         -           $       -          $        -

EXPENSES

 General and
   administrative         319,887             264,556             584,443
                        ----------          ---------           ---------
(LOSS) FROM OPERATIONS   (319,887)          (264,556)            (584,443)

OTHER INCOME

 Miscellaneous income         543                   -                543
                        ----------           --------           --------
  Total Other Income          543                   -                543
                        ----------           --------           --------
NET (LOSS)       $      (319,344)     $      (264,556)      $   (583,900)
                        =========            ========           =========
BASIC (LOSS)
  PER SHARE      $         (0.91)     $        (1.27)
                        =========            ========


The accompanying notes are an integral part of these financial statements.


                                     F-5






















                     STRATEGIC PARTNERS, INC.
                   (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit)


                                                                  Deficit
                                                                  Accumulated
                                                   Additional     During the
             Preferred Stock      Common Stock     Paid-In        Development
             Shares  Amount     Shares   Amount    Capital        Stage

At Inception on
September 25, 1998  -    $        -       $        $     -        $       -

Common stock issued
  for services at
  $1.00 per share,
  October 9, 1998   -     -     215,000     215     214,785               -


Common stock issued
  for cash at $1.00
  per share, October
  12, 1998          -     -       2,000       2       1,998               -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 13, 1998  -     -       4,000        4      3,996               -


Common stock issued
  for services at
  $1.00 per share,
  October 19, 1998  -      -      5,000        5      4,995               -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 30, 1998  -       -    10,000       10      9,990               -


Common stock issued
  for cash at $1.00
  per share,
  November 17, 1998 -        -    6,000        6      5,994               -


Common stock issued
  for cash at $1.00
  per share,
  November 24, 1998 -        -    3,000        3      2,997                -

Common stock issued
  for cash, services
  and expenses at
  $1.00 per share,
  December 8, 1998  -         -  21,000       21     20,979               -


Less stock
  offering costs    -         -       -        -        (534)              -

Net (loss) for
  the period ended
  December 31, 1998 -         -       -        -          -         (264,556)
                    ----- ----- -------     ----    ---------       ---------
Balance, December
  31, 1998          -         - 266,000      266    265,200         (264,556)

Common stock issued
  for expenses at
  $1.00 per share,
  January 5, 1999   -         -     300         -       300                 -

Common stock issued
  for cash and
  services at
  $1.00 per share,
  January 16, 1999   -        -  12,50        13     12,487                -


Common stock issued
  for cash at $1.00
  per share,
  January 20, 1999   -        - 20,000        20     19,980                -


Common stock issued
  for cash at $1.00
  per share,
  February 3, 1999   -        -  1,000         1        999                -


Common stock issued
  for cash at
  $1.00 per share,
  February 15, 1999  -        -  2,200         2      2,198                -
                   ---     ----  -----      ----   --------        ----------

Balance Forward      -  $      302,000  $    302  $ 301,164         (264,556)
                  ----     ----- -----      ----    -------        ----------


The accompanying notes are an integral part of these financial statements.

                                  F -6










                         STRATEGIC PARTNERS, INC.
                      (A Development Stage Company)
         Statements of Stockholders' Equity (Deficit) (Continued)


                                                                  Deficit
                                                                  Accumulated
                                                    Additional    During the
               Preferred Stock     Common Stock     Paid-In       Development
               Shares   Amount    Shares  Amount    Capital       Stage

Balance Forward     -   $   -    302,000 $   302   $  301,164    $   (264,556)

Common stock issued
  for cash at
  $1.00 per share,
  February 22, 1999 -       -       2,000      2       1,998               -


Common stock issued
  for cash at
  $1.00 per share,
  March 12, 1999    -       -       6,400      6       6,394               -

Common stock issued
  for cash and
  services at
  $1.00 per share,
  March 26, 1999     -      -     27,500      27      27,473               -


Common stock issued
  for cash at
  $1.00 per share,
  May 10, 1999       -      -     1,000        1         999               -


Common stock issued
  for cash and
  services at
  $1.00 per share,
  May 19, 1999       -      -     6,000        6       5,994               -


Common stock issued
  for services
  at $1.00 per share,
  July 12, 1999     -       -    2,000         2       1,998               -


Common stock issued
  for services
  at $1.00 per share,
  July 27, 1999     -        -   1,600          2      1,598               -


Common stock issued
  for cash and services
  at $1.00 per share,
  August 3, 1999    -        -   1,000          1        999               -


Common stock issued
  for services
  at $1.00 per share,
  August 10, 1999   -        -   1,500          2      1,498               -


Common stock issued
  for cash at
  $1.00 per share,
  September 17, 1999 -       -  12,500         12     12,488               -


Common stock issued
  for cash and
  services at
  $1.00 per share,
  October 1, 1999     -      - 193,500        194    193,306               -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 26, 1999    -      -  11,000         11     10,989               -


Common stock issued
  for services at
  $1.00 per share,
  October 29, 1999    -      -   1,000          1        999               -


Less stock
  offering costs      -      -       -          -     (8,600)              -

Net (loss) for
  the period ended
  October 31, 1999    -      -       -          -          -        (319,344)
                   ----   ----   -----      -----    --------       ---------
Balance,
  October 31, 1999    -  $   - 569,000   $    569   $ 559,297     $  (583,900)
                  =====   ==== =======   ========   =========     ============

The accompanying notes are an integral part of these financial statements.


                                     F - 7















                         STRATEGIC PARTNERS, INC.
                      (A Development Stage Company)
                         Statements of Cash Flows


                                                         From
                                    For the              Inception on
                                    Ten Months           September 25,
                                    Ended                1998 Through
                                    October 31,     December 31,   October 31,
                                       1999             1998          1999


CASH FLOWS FROM
  OPERATING ACTIVITIES

   Loss from operations    $       (319,344)    $    (264,556)   $  (583,900)
   Adjustments to
   reconcile net loss to
   net cash (used)
   by operating activities:
    Common stock issued
    for services                    193,000           231,450       424,450
   Changes in assets
    and liabilities:
    Increase (decrease)
    in accounts payable              38,058                 -        38,058
                                   --------           -------      --------
    Net Cash (Used)
     by Operating Activities        (88,286)          (33,106)     (121,392)
                                   --------           -------      ---------
CASH FLOWS FROM INVESTING
    ACTIVITIES                            -                 -             -
                                   --------          --------      ---------
CASH FLOWS FROM FINANCING
    ACTIVITIES
      Issuance of common
       stock for cash               110,000            34,550       144,550
      Stock offering costs           (8,600)             (534)       (9,134)
                                  ---------          ---------     ----------
      Net Cash Provided
       by Operating Activities      101,400            34,016       135,416
                                 ----------          ---------      ---------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS               13,114               910        14,024

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                910                -              -

                                 ----------          ---------      --------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD        $          14,024        $       910     $   14,024
                                 ==========         ==========     ==========
Cash Paid For:
  Interest                $               -        $       -     $        -

  Income taxes            $               -        $       -     $        -


NON-CASH FINANCING
  ACTIVITIES
  Common stock issued
     for services         $         193,000         $ 231,450    $   424,450




The accompanying notes are an integral part of these financial statements.

                                       F - 8





















































                   STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
             October 31, 1999 and December 31, 1998


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

       Strategic Partners, Inc. (a development stage company) (the Company) was organized under the laws of the State of Wyoming on September 25, 1998. The purpose of the Company is to engage in the business of investment banking. The Company has had no active operations from inception. The Company has selected a December 31 year end.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a. Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting.

       b. Provision for Taxes

       No provision for income taxes has been made due to the inactive status of the Company. The Company has a net operating loss carryover at October 31, 1999 of approximately $584,000 which expires in 2019. The potential tax benefit of the loss carryover is offset by a valuation allowance of the same amount.

       c. Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       d. Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       e.  Revenue Recognition Policy

       The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.


                                  F - 9







                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
             October 31, 1999 and December 31, 1998


NOTE 3 - GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.

NOTE 4 -  RELATED PARTY TRANSACTIONS

       The Company pays rent of $900 per month on a month-to-month basis for office space in the personal residence of a related party. Rent expense for the period ended October 31, 1999 and December 31, 1998 was $9,900 and $3,600, respectively.

       During October 1999, the Company signed an employment agreement with its Chief Executive Officer, whereby, the Company agreed to pay him $150,000 per year for five years.

       The Company agreed to pay its Secretary $2,500 per month as compensation.

NOTE 5 -  BASIC LOSS PER SHARE

       The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:


                                                            From
                                             For the       Inception on
                                             Ten Months    September 25,
                                             Ended         1998 Through
                                             October 31,   December 31,
                                             1999          1998

Net loss (numerator)                   $    (319,344)     $  (264,556)
                                            ---------        ---------

Weighted average shares outstanding
        (denominator)                         352,798          207,876
                                            ---------        ---------
Basic loss per share                   $       (0.91)     $    (1.27)
                                            =========        =========



                                    F - 10





                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
             October 31, 1999 and December 31, 1998


NOTE 6  - COMMITMENTS AND CONTINGENCIES

       During October 1999, the board of directors authorized the officers of the Company to execute a five year employment contract with the Chief Executive officer (CEO) of the Company whereby the CEO will be paid $150,000 per annum.


                                  F - 11

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     There are no changes in or disagreements with any prior accountant. The current accountant was hired in 1999 to audit the Company's books and records from inception.


Item 24.  Indemnification of Directors and Officers.

   Section 145 of the Wyoming Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. Article V, Section 1, of the Company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Law and permissible indemnification of officers and employees.


Item 25.  Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

   Registration fee........................................... $     167
   NASD filing fee............................................       100
   Blue Sky/NASD fees and expenses (including legal fees).....    15,000
   Accounting fees and expenses...............................     5,000
   Other legal fees and expenses..............................    10,000
   Printing and engraving.....................................    12,500
   Miscellaneous..............................................     5,000
   Public Relations and Distribution..........................    20,000
                                                              ----------
     Total.................................................. $    67,767
                                                             ===========




   Item 26.  Recent Sales of Unregistered Securities.

      The Company issued and sold 569,000 shares of our common stock to founders and private investors for cash consideration of and services valued at $ 569,000. The Company paid 9,100 shares as commissions to finders for referring investors to the Company. Other than the finders fees none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The

  Company has been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to obtain information about the Company.




   Item 27.  Exhibits.



    Exhibit
    No.      Exhibit Name

   3.1       Articles of Incorporation
   3.2       By-laws
   4.2       Specimen Common Stock Certificate
   5.1       Opinion of Lance N. Kerr Law Office
   23.1      Consent of Jones, Jensen & Company, independent auditors
   23.2      Consent of Lance. N. Kerr Law Office (included in Exhibit 5.1)
   27.1      Financial Data Schedule